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                                    EXHIBIT 11(a)

                          CONSENT OF MCGLADREY & PULLEN, LLP

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                           CONSENT OF INDEPENDENT AUDITORS



    We hereby consent to the incorporation by reference of our report dated April 18, 1997 on the financial statements of Value Portfolio, Fixed Income Portfolio, Hickory Portfolio and Government Money Market Portfolio, series of Weitz Series, Inc., referred to therein in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission.

    We also consent to the reference to our firm in the Prospectus under the captions "Financial Highlights" and "Auditors" and in the Statement of Additional Information under the caption "Other Services."




                                             /s/ McGladrey & Pullen, LLP
                                             McGLADREY & PULLEN, LLP

New York, New York
May 20, 1997